EXHIBIT 12
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                                              WEINGARTEN REALTY INVESTORS
                              COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                   TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                (AMOUNTS IN THOUSANDS)


                                                                Three Months Ended        Six Months Ended
                                                                     June 30,                 June 30,
                                                               --------------------    ----------------------
                                                                 2002       2001          2002        2001
                                                               ---------  ---------    ----------  ----------
Net income available to common shareholders. . . . . . . . . . $ 26,395   $ 20,971     $  50,873   $  41,363

Add:
Portion of rents representative of the interest factor . . . .      233        220           461         471
Interest on indebtedness . . . . . . . . . . . . . . . . . . .   16,532     14,522        31,528      25,395
Preferred dividends. . . . . . . . . . . . . . . . . . . . . .    4,939      5,010         9,878      10,020
Amortization of debt cost. . . . . . . . . . . . . . . . . . .      314        249           648         562
                                                               ---------  ---------    ----------  ----------
    Net income as adjusted . . . . . . . . . . . . . . . . . . $ 48,413   $ 40,972     $  93,388   $  77,811
                                                               =========  =========    ==========  ==========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . . . . . . $ 16,532   $ 14,522     $  31,528   $  25,395
Capitalized interest . . . . . . . . . . . . . . . . . . . . .    2,349      2,355         4,731       4,336
Preferred dividends. . . . . . . . . . . . . . . . . . . . . .    4,939      5,010         9,878      10,020
Amortization of debt cost. . . . . . . . . . . . . . . . . . .      314        249           648         562
Portion of rents representative of the interest factor . . . .      233        220           461         471
                                                               ---------  ---------    ----------  ----------
    Fixed charges. . . . . . . . . . . . . . . . . . . . . . . $ 24,367   $ 22,356     $  47,246   $  40,784
                                                               =========  =========    ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . . . . . .     1.99       1.83          1.98        1.91
                                                               =========  =========    ==========  ==========


Net income available to common shareholders. . . . . . . . . . $ 26,395   $ 20,971     $  50,873   $  41,363
Depreciation and amortization. . . . . . . . . . . . . . . . .   19,297     16,714        37,248      32,387
Gain on sale of properties . . . . . . . . . . . . . . . . . .   (3,119)      (674)       (4,340)     (4,984)
                                                               ---------  ---------    ----------  ----------
    Funds from operations. . . . . . . . . . . . . . . . . . .   42,573     37,011        83,781      68,766
Add:
Portion of rents representative of the interest factor . . . .      233        220           461         471
Preferred dividends. . . . . . . . . . . . . . . . . . . . . .    4,939      5,010         9,878      10,020
Interest on indebtedness . . . . . . . . . . . . . . . . . . .   16,532     14,522        31,528      25,395
Amortization of debt cost. . . . . . . . . . . . . . . . . . .      314        249           648         562
                                                               ---------  ---------    ----------  ----------
    Funds from operations as adjusted. . . . . . . . . . . . . $ 64,591   $ 57,012     $ 126,296   $ 105,214
                                                               =========  =========    ==========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . . .     2.65       2.55          2.67        2.58
                                                               =========  =========    ==========  ==========

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